UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                              Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

MEDALIST DIVERSIFIED REIT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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August 30, 2021

Dear Medalist Stockholder,

Our records show that you are or were a stockholder of Medalist Diversified REIT (ticker: MDRR) as of the June 25, 2021 record date for our annual shareholder meeting to be held on September 16, 2021. I would be so grateful if you would vote your proxy today — which you are entitled to do even if you sold your shares and no longer own them.

The annual meeting is less than three weeks away. You can vote via the internet at www.proxyvote.com, by telephone or by mail – the instructions are contained in the enclosed Voting Instruction Form (“VIF”) or with the email that you received. You can also contact our proxy solicitor, Laurel Hill Advisory Group, toll free, at 1-888-742-1305 from 9 am – 5 pm eastern time and from 10 am – 2 pm eastern time on Saturdays.

Please take the time to vote today and help us avoid further expense of another reminder mailing. Your vote is important regardless of the number of shares you own.

Thank you in advance for your prompt attention to this proxy and for helping us achieve quorum for our shareholder meeting.

Sincerely,

Thomas E. Messier

Chairman and Chief Executive Officer